UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 28, 2002

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Radnor Corporate Center, Suite 200,
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 687-8900

Not Applicable

(Former Name, Former Address, and Former Fiscal Year, If Changed Since Last Report)

Item 5. Other Events.

On October 30, 2002, Registrant issued the following press release:

Penn Virginia Corporation

One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact: Frank A. Pici, Executive Vice President and Chief Financial Officer

(610) 687-8900 Fax (610) 687-3688 E-Mail: invest@pennvirginia.com

PENN VIRGINIA ANNOUNCES DIRECTOR RESIGNATION

RADNOR, Pa., October 30, 2002 - Penn Virginia Corporation (NYSE: PVA) announced today that Peter B. Lilly resigned from its Board of Directors on October 28, 2002, the date on which Mr. Lilly commenced his new position as Chief Operating Officer - Coal of CONSOL Energy Inc. (NYSE:CNX - News). Mr. Lilly's decision to resign was based on the duties and responsibilities of his new position and the conflicts associated with the oil and gas business of CONSOL.

A. James Dearlove, President and Chief Executive Officer, said "Pete has served as a director of Penn Virginia since February 1999 and, during that time, has provided invaluable leadership and guidance to Penn Virginia. He was instrumental in the significant growth and progress in the Company's oil and gas business during the past three years as well as in the formation of Penn Virginia Resource Partners, L.P. (NYSE:PVR), which completed its initial public offering in October 2001. We will miss Pete and we wish him success in his new position."

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PVA is an energy company engaged in the exploration, acquisition, development and production of crude oil and natural gas. Through its ownership in Penn Virginia Resource Partners, L.P. (NYSE:PVR), PVA is also in the business of managing coal and timber properties. PVA is headquartered in Radnor, PA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2002	PENN VIRGINIA CORPORATION

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President